Exhibit 99.1
PRESS RELEASE

Investor Relations:	Media: David Fraser
Stamford, CT: +1 (203) 904 2410	Lausanne: +41 582 424 500
Lausanne: +41 582 424 666	Email: David.Fraser@pmi.com
Email: InvestorRelations@pmi.com

Philip Morris International Participates in 2024 Barclays Global Consumer Staples Conference; Reaffirms 2024 Full-Year Forecast for Reported Diluted EPS of $5.89 to $6.01 and Adjusted Diluted EPS of $6.33 to $6.45, Representing Currency-Neutral Growth of 11% to 13%

STAMFORD, CT, September 3, 2024 – Philip Morris International Inc. (PMI) (NYSE: PM) Chief Executive Officer, Jacek Olczak, will today participate in a fireside chat session at the 2024 Barclays Global Consumer Staples Conference.
The event will be webcast live in listen-only mode, beginning at approximately 12:45 p.m. ET, at www.pmi.com/2024barclays and on the PMI Investor Relations Mobile Application (www.pmi.com/irapp). An archived copy of the webcast will be available until Friday, October 4, 2024.
2024 Full-Year Forecast
PMI reaffirms its 2024 full-year reported diluted EPS forecast, announced on July 23, 2024, of $5.89 to $6.01. Excluding a total 2024 adjustment of $0.44 per share and an unfavorable currency impact, at then-prevailing exchange rates, of $0.34 per share, this forecast represents a projected currency-neutral increase of 11% to 13% versus adjusted diluted EPS of $6.01 in 2023, as outlined in the below table.
The assumptions underlying this forecast remain unchanged versus those communicated by PMI in its earnings release of July 23, 2024.
Factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

	Full-Year
	2024 Forecast			2023	Growth

Reported Diluted EPS	$5.89	-	$6.01	$ 5.02
Adjustments:
Asset impairment and exit costs	0.09			0.06
Termination of distribution arrangement in the Middle East	—			0.04
Impairment of goodwill and other intangibles	0.01			0.44
Amortization of intangibles(1)	0.43			0.25
Charges related to the war in Ukraine	—			0.03
Swedish Match AB acquisition accounting related items	—			0.01
Income tax impact associated with Swedish Match AB financing	0.09			(0.11)
South Korea indirect tax charge	—			0.11
Termination of agreement with Foundation for a Smoke-Free World	—			0.07
Fair value adjustment for equity security investments	(0.15)			(0.02)
Tax items	(0.03)			0.11
Total Adjustments	0.44			0.99
Adjusted Diluted EPS	$6.33	-	$6.45	$ 6.01	5.3%	-	7.3%
Less: Currency	(0.34)
Adjusted Diluted EPS, excluding currency	$6.67	-	$6.79	$ 6.01	11.0%	-	13.0%

(1) See forecast assumptions in our Q2 2024 Earnings Release for details.

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is a leading international tobacco company, actively delivering a smoke-free future and evolving its portfolio for the long term to include products outside of the tobacco and nicotine sector. The company’s current product portfolio primarily consists of cigarettes and smoke-free products. Since 2008, PMI has invested over $12.5 billion to develop, scientifically substantiate and commercialize innovative smoke-free products for adults who would otherwise continue to smoke, with the goal of completely ending the sale of cigarettes. This includes the building of world-class scientific assessment capabilities, notably in the areas of pre-clinical systems toxicology, clinical and behavioral research, as well as post-market studies. In 2022, PMI acquired Swedish Match – a leader in oral nicotine delivery – creating a global smoke-free champion led by the companies’ IQOS and ZYN brands. The U.S. Food and Drug Administration has authorized versions of PMI’s IQOS devices and consumables and Swedish Match’s General snus as Modified Risk Tobacco Products and renewal applications for these products are presently pending before the FDA. As of June 30, 2024, PMI's smoke-free products were available for sale in 90 markets, and PMI estimates that 36.5 million adults around the world use PMI's smoke-free products. Smoke-free business accounted for approximately 38% of PMI’s total first-half 2024 net revenues. With a strong foundation and significant expertise in life sciences, PMI announced in February 2021 its ambition to expand into wellness and healthcare areas and, through its Vectura Fertin Pharma business, aims to enhance life through the delivery of seamless health experiences. "PMI" refers to Philip Morris International Inc. and its subsidiaries. For more information, please visit www.pmi.com and www.pmiscience.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and goals and other forward-looking statements, including statements regarding expected financial or operational performance; capital allocation plans; investment strategies; regulatory outcomes; market expectations; and business plans and strategies. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products in certain markets or countries; health concerns relating to the use of tobacco and other nicotine-containing products and exposure to environmental tobacco smoke; litigation related to tobacco and/or nicotine use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; the impact and consequences of Russia's invasion of Ukraine; changes in adult smoker behavior; the impact of natural disasters and pandemics on PMI's business; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of its information systems and effectiveness of its data privacy policies. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to introduce, commercialize, and grow smoke-free products or if regulation or taxation do not differentiate between such products and cigarettes; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand portfolio internally or through acquisitions and the development of strategic business relationships; if it is unable to attract and retain the best global talent, including women or diverse candidates; or if it is unable to successfully integrate and realize the expected benefits from recent transactions and acquisitions. Future results are also subject to the lower predictability of our smoke-free products performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including PMI's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2023, and the Quarterly Report on Form 10-Q for the second quarter ended June 30, 2024. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.